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                                                                    EXHIBIT 4.4



                           INSTA-CARE HOLDINGS, INC.

                       FIRST EMPLOYEES STOCK OPTION PLAN

                         (Effective February 15, 1990)


         1. Purpose. The purpose of this Plan is to further the best interests of Insta-Care Holdings, Inc. and its subsidiaries (hereinafter called "Corporation") by encouraging its key employees and non-employee directors, as is more fully set forth in Paragraph 5 of this Plan, to continue association with the Corporation and by providing additional incentive for unusual industry and efficiency through offering an opportunity to acquire a proprietary stake in the Corporation and its future growth. It is the view of the Corporation that this goal may best be achieved by granting stock options to eligible key employees of the Corporation and its subsidiaries (hereinafter called "Employees") and to non-employee directors of the Corporation (hereinafter called "Non-Employee Directors") from time to time.

         The stock options to be granted pursuant to this Plan (hereinafter called "Options") may be Incentive Stock Options ("ISOs") as provided for in
Section 422A of the Internal Revenue Code of 1954, as amended (the "Code") or may be Non- Incentive Stock Options ("Non-ISOs"), All Options which are intended to qualify as ISOs shall be clearly identified as such. The terms and conditions of ISOs shall comply with the provisions of this Plan which have been inserted herein to reflect the requirements of the aforementioned Section 422A of the Code. All ISOs granted




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pursuant to this Plan, as well as the provisions of this Plan which pertain to
ISOs, shall be construed and interpreted in a manner consistent with the requirements of the aforementioned Section 422A of the Code and the regulations thereunder, and any provisions of this Plan which would be in conflict with the requirements of Section 422A shall be inapplicable to such Options. The Non-ISOs will not be subject to such conditions and limitations and may be granted in annual amounts which may be in excess of or less than the permissible amounts of ISOs. All Non-ISOs shall be clearly identified as Non-ISOs.

         2. Option Shares. The shares of the Corporation's stock which may be made subject to options granted pursuant to this Plan shall be no more than a total of 300,000 shares of the authorized but unissued $0.10 par value Common Stock of the Corporation (hereinafter called "Common Stock"). Any of such shares of Common Stock which may remain unissued at the termination of this Plan shall cease to be reserved for the purpose of the Plan, but until termination of the Plan, the Corporation shall at all times reserve a sufficient number of shares of Common Stock to meet the requirements of the Plan.

         3. Effective Date of Plan. This Plan shall take effect upon the adoption by the Board of Directors of the Corporation ("Board of Directors"), provided that it is approved by the shareholders of the Corporation, as provided in Paragraph 17, within twelve (12) months after the date of its adoption by the Board.




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         4.      Administration of the Plan. The Plan shall be administered by the Board of Directors or by a committee designated by the Board of Directors to administer the Plan (hereinafter called the "Committee"). The Board of Directors may authorize the Committee to exercise any and all of the powers and functions of the Board pursuant to the Plan. The interpretation and construction by the Committee or the Board of Directors of any provisions of the Plan or of any options granted under it shall be final and conclusive. No member of the Committee or of the Board of Directors shall be liable for any action or determination made in good faith with respect to the Plan or any options granted under it.

         5. Eligibility. The persons eligible to participate in the Plan as recipients of Options shall include only the employees of the Corporation or of any subsidiary of the Corporation who hold executive or other responsible positions in the management of the affairs of the Corporation and of its subsidiaries (as such term is defined in Section 425 of the Code), including but not limited to officers, general managers, department heads, division heads, and supervisors. The word "employees" does not include directors of the Corporation as such, but does include directors of the Corporation who are otherwise employed by the Corporation and who qualify. Notwithstanding the preceding sentence, directors of the Corporation who are not otherwise employed by the Corporation and such other persons as may be designated from time to time by the Board shall be eligible for grants of Non-ISOs.




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         6.      Grant of Options. The Corporation, by action of the Board of
Directors or of the Committee and subject to the provisions of this Plan, may, from time to time, grant Options to purchase shares of Common Stock to such eligible persons as may be selected by the Board of Directors or the Committee and for such number or numbers of shares of Common Stock as may be determined by the Board of Directors or the Committee. Each grant of an Option pursuant to this Plan shall be made in writing and upon such terms and conditions as may be determined by the Board of Directors or by the Committee at the time of grant, subject to the provisions and limitations set forth in this Plan. The grant of such Option shall be evidenced by written notice executed by the Chairman of the Board of the Corporation, except that, in the event that the Chairman of the Board of the Corporation is the recipient of the Option, the notice of grant of the Option shall be executed by the Secretary of the Corporation. The aggregate fair market value (determined as of the time an Option is granted) of the Common Stock for which an Employee is granted ISOs in any calendar year under all plans of the Corporation and its subsidiaries shall not exceed $100,000 plus any unused limit carryover to such year permitted ISOs under
Section 422A of the Code and the regulations thereunder.

         7. Option Price. The purchase price for each share of Common Stock placed under Option pursuant to this Plan (hereinafter called "Option Price") shall be determined by the Board of Directors or by the Committee, but, in the case of grants of ISOs. shall in no event be less than the fair market




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value of the share of Common Stock on the date the ISO is granted. The fair market value of the Common Stock per share shall be determined by a method consistent with the provisions of the Code and the regulations thereunder.

         8. Duration of Options. The period for which each Option granted hereunder shall be effective shall commence upon the date of the grant of the Option and shall continue until such Option shall be terminated according to its terms or as hereinafter provided, but, in no event, shall such period exceed ten (10) years from the date of grant of the Option. In addition to and in limitation of the above, the Option Period of any Option granted pursuant to this Plan shall terminate upon the earliest of the following dates:

                 a. On the date upon which the Employee holding such Option (hereinafter called the "Optionee") ceases to be an employee of the Corporation or its subsidiaries unless he ceases to be an employee by reason of death or in a manner described in c. below.

                 b. On the date upon which the Non-Employee Director holding such Option ceases to be a director of the Corporation or its subsidiaries unless the Board of Directors otherwise determines.

                 c. Three (3) months after the Optionee ceases to be an employee by reason of retirement pursuant to the Corporation's Profit Sharing Plan (the "Profit Sharing Plan") at or after the earliest voluntary retirement age provided for in such Profit




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Sharing Plan or retirement at an earlier age with the consent of the Board of
Directors.

                 d. Twelve (12) months after the death of the Optionee if the Optionee dies while an employee of the Corporation or its subsidiaries.

                 e. At the time of the commission of an intentional act by the Optionee determined by the Board of Directors or the Committee to be contrary to the interests of the Corporation or any of its subsidiaries.

                 f. As a result of a change in the position of employment held by the Optionee with the Corporation or one of its subsidiaries, the Option Period for the exercise of all of the shares not exercisable upon the date of the change in the position shall terminate unless: (i) within thirty
(30) days after the Optionee is notified of the change of position, he shall submit to the Board of Directors or the Committee a written request for a determination as to whether the responsibilities of the new position to which the Optionee is being assigned are equal to or greater than the responsibilities of the position held by the Optionee at the time the Option was granted; and (ii) the Board of Directors or the Committee shall thereafter determine that the Option Period shall remain unaltered with respect to all, or a portion, of the shares covered by such option which are not then exercisable. It is the intention of this provision that the Board of Directors or the Committee shall evaluate the relative responsibilities of the two (2) positions of the Optionee and on that basis shall determine to what extent




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it is appropriate that the Option remain exercisable in the future with respect to shares not exercisable on the date of the change of position. Recognizing that such a determination may involve subjective judgments, the Board of Directors or the Committee shall have sole and complete authority to make the determination and its determination shall be conclusive and binding on the Corporation and the Optionee. It is the responsibility of the Optionee to obtain said written determination by the Board of Directors or the Committee and no communication or determination by any officer or employee other than the Board or Committee shall be binding upon the Corporation.

         Nothing contained herein shall limit whatever right the Corporation or its subsidiaries might otherwise have to terminate the employment of any Employee.

         Successive Options may be granted to the same Employee or Non-Employee Director whether or not the Option or Options first granted to such Employee or Non-Employee Director remain unexercised; provided, however, that the exercise of an ISO shall be limited as set forth in Paragraph 18 hereof.

         9. Non-Transferability. No Option granted pursuant to this Plan may be transferred by the Optionee or Non-Employee Director unless the grant of the Option so provides and then only by will or the laws of descent and distribution, and, further, during the lifetime of the Optionee or Non-Employee Director, the Option may be exercised only by him.

         10. Termination of the Plan. This Plan shall terminate upon the close of business on February 15, 2000 unless it shall




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have sooner terminated by there having been granted and fully exercised Options covering the entire 300,000 shares of Common Stock subject to this Plan.

         11. Termination of Employment. The employment of an optionee shall not be deemed to have terminated if the Optionee is an employee of the Corporation or one of its subsidiaries who is absent upon a bona fide leave of absence or who is transferred to and becomes an employee of a subsidiary corporation or if he is an employee of a subsidiary corporation who is transferred to and becomes an employee of the Corporation or another subsidiary of the Corporation; however, if a subsidiary corporation ceases to be a subsidiary, all employees of such subsidiary not theretofore transferred to and becoming employees of the Corporation or of another subsidiary of the Corporation shall be deemed to have ceased to be employees within the meaning of this Plan on the date such subsidiary ceases to be a subsidiary of the Corporation. The provisions of this paragraph shall, however, be subject to the provisions of Paragraph 14 hereof pertaining to the consequences of a merger or consolidation of the Corporation and/or a subsidiary with any other corporation. The provisions of this paragraph shall, however, be subject to the provisions of Paragraph 8.f. hereof pertaining to the consequences of a change in the Optionee's position.

         12. Exercise of Options. An Option granted pursuant to this Plan may be exercised only within the time limits prescribed by the Board in the grant of the particular Option; provided that, in no event may any Option be exercised more than ten (10)




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years from the date on which the Option is granted, as provided in Paragraph 8 hereof. Exercise shall be made by the giving of written notice to the Corporation by the Optionee or Non-Employee Director. Such written notice shall be deemed sufficient for this purpose only if delivered to the Corporation at its principal office and only if such written notice states the number of shares with respect to which the Option is being exercised and, further, states the date, not more than ninety (90) days after the date of such notice, upon which the shares of Common Stock shall be taken up and payment therefor shall be made. The payments for shares of Common Stock taken up pursuant to exercise of an option shall be made at the principal offices of the Corporation. Upon the exercise of any option, in compliance with the provisions of this paragraph and upon receipt by the Corporation of the payment for the Common Stock so taken up together with the payment of the amount of any taxes required to be collected or withheld as a result of the exercise of this Option, the Corporation shall deliver or cause to be delivered to the Optionee or Non-Employee Director so exercising his Option a certificate or certificates for the number of shares of Common Stock with respect to which the Option is so exercised and payment is so made. The shares of Common Stock shall be registered in the name of the exercising Optionee or Non-Employee Director, provided that, in no event, shall any shares of Common Stock of the Corporation be issued pursuant to exercise of an Option until full payment therefor shall have been made by cash or certified or cashier's check and not until the shares have




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been issued shall the exercising Optionee or Non-Employee Director have any of the rights of a shareholder. For purposes of this paragraph, the date of issuance shall be the date upon which payment in full has been received by the Corporation as provided herein.

         Notwithstanding the above, payment shall be made either (i) in cash (including certified or cashier's check) or (ii) at the discretion of the Committee, by delivering shares of Common Stock owned by the Optionee or Non-Employee Director or a combination of Common Stock and cash together with an amount equal to any taxes required to be collected or withheld as a result of the exercise of the option, The Common Stock delivered by the Optionee or Non-Employee Director in accordance with (ii) above shall be properly endorsed to the Corporation by the owner(s) thereof and the signature(s) thereon guaranteed by a bank or member firm of the New York Stock Exchange. The fair market value of the Common Stock so delivered shall be the fair market value of the Stock as of the close of business on the date the option is exercised.

         13. Requirements of Law. If any law, regulation of the Securities and Exchange Commission, or any regulation of any other commission or agency having jurisdiction shall require the Corporation or the exercising Optionee or Non-Employee Director to take any action with respect to the shares of Common Stock acquired by the exercise of an Option, then the date upon which the Corporation shall issue or cause to be issued the certificate or certificates for the shares of Common Stock shall be postponed




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until full compliance has been made with all such requirements of law or regulation. Further, if requested by the Corporation, at or before the time of the issuance of the shares with respect to which exercise of Option has been made, the exercising Optionee or Non-Employee Director shall deliver to the Corporation his written statement satisfactory in form and content to the Corporation, that he intends to hold the shares, so acquired by him on exercise of his Option, for investment and not with a view to resale or other distribution thereof to the public in violation of the requirements of the exemption contained in Section 4(2) of the Securities Act of 1933, as amended. Moreover, in the event that the Corporation shall determine that, in compliance with the Securities Act of 1933, as amended, or other applicable statutes or regulations, it is necessary to register any of the shares of Common Stock with respect to which an exercise of an Option has been made, or to qualify any such shares for exemption from any of the requirements of the Securities Act of 1933, as amended, or any other applicable statute or regulation, no Options may be exercised and no Option shares shall be issued to the exercising Optionee or Non-Employee Director until the required action has been completed.

         14. Adjustments. In the event of the declaration of any stock dividend on the Common Stock or in the event of any reorganization, merger, consolidation, acquisition, separation, recapitalization, split-up, combination or exchange of shares of Common Stock or like adjustment, the number of shares of Common Stock and the class of shares of Common Stock available pursuant




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to this Plan and the number and class of shares of Common Stock subject to any
Option granted pursuant to this Plan, and the Option prices, may be adjusted by appropriate changes in this Plan and in any Options outstanding pursuant to this Plan. New stock options may be issued or assumed in a transaction to which
Section 425(a) of the Code applies. Any such adjustment to the Plan or to Options or Option prices shall be made by action of the Board of Directors or the Committee, whose determination shall be conclusive; provided, however, that such Option granted pursuant to this Plan shall be so adjusted as to continue to qualify as an incentive stock option within the meaning of Section 422A of the Code.

         15. Amendment or Discontinuance of the Plan. The Board of Directors may, insofar as permitted by law, amend, suspend, or discontinue this Plan at any time without restriction, provided, however, that the Board may not alter or amend or discontinue or revoke or otherwise impair any outstanding Options which have been granted pursuant to this Plan and which remain unexercised, except in the event of a merger, reorganization, or other adjustment referred to in Paragraph 14 above, or except in the event that there is secured the written consent of the holder of the outstanding Option proposed to be so altered or amended and, without approval of the stockholders, the Board may not amend, alter or revise the Plan to change the number of shares subject to the Plan, change the description of the class of employees eligible to receive Options or decrease the price at which Options may be granted. Nothing contained in this paragraph,




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however, shall in any way condition or limit the termination of an Option as hereinabove provided in Paragraph 8 hereof, nor shall the Option Period of any outstanding Option be extended by any amendment or suspension or discontinuance of the Plan.

         16. Liquidation of the Corporation. In the event of the complete liquidation or dissolution of the Corporation other than as an incident to a merger, reorganization, or other adjustment referred to in Paragraph 14 above, any Options granted pursuant to this Plan and remaining unexercised shall be deemed cancelled without regard to or limitation by any other provision of this Plan. In the event of a complete liquidation or dissolution of a subsidiary of the Corporation or in the event that such a subsidiary ceases to be a subsidiary corporation as defined hereinabove, any outstanding Options granted to employees of such subsidiary pursuant to this Plan and remaining unexercised shall be deemed cancelled unless the Optionee shall at or before the time of the liquidation or dissolution or cessation of subsidiary relationship be or become employed by the Corporation or by any other subsidiary of the Corporation.

         17. Shareholders Approval. This Plan shall be submitted to the shareholders of the Corporation for the purpose of its approval and ratification by the shareholders as provided in Paragraph 3.

         18. Sequential Exercise. Each ISO shall state that it is not exercisable while there is outstanding any ISO which was granted before the granting of such ISO to such individual to purchase Common Stock in the Corporation. For purposes of this




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provision, an ISO shall be treated as outstanding until such Option is exercised in full or expires by reason of lapse of time.




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